Exhibit 99.1

PowerSecure Announces $15 Million of Awards for Distributed

Generation Power Systems and Utility Infrastructure Projects

Wake Forest, N.C. – June 27, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $15 million of new awards for its Interactive Distributed Generation® (IDG®) smart grid power systems, and utility infrastructure projects. The new IDG System awards total $10 million, and include installations for hospital, data center, pharmaceutical, and industrial facilities. The utility infrastructure awards total $5 million, and include transmission system and substation projects for utilities and large industrial customers. All of these awards are for turnkey sales of products and services, with approximately 80% of the revenue expected to be recognized in the second half of 2012, and 20% of the revenue expected to be recognized during the first half of 2013.

Sidney Hinton, CEO of PowerSecure, said, “We are pleased to announce these new business awards, which add nicely to our revenue backlog for the second half of 2012. We are also excited to report continuing traction in the hospital, data center, and pharmaceutical markets. Our sales and marketing teams focused on these customer categories are making terrific progress – and we are bullish on the opportunities we have to serve these large and growing markets with our proprietary IDG solutions.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® power systems with sophisticated smart grid capabilities, and the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry – and incorporating cost-effective renewable technologies. The Company’s Energy Efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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